EXHIBIT 99.1

TOR Minerals International to Report First Quarter 2014 Financial Results

CORPUS CHRISTI, Texas, July 17, 2014 - TOR Minerals International (Nasdaq: TORM), a global producer of high performance, specialty mineral products, including flame retardant and smoke suppressant fillers, engineered fillers and TiO2-color hybrid pigments designed for use in plastics, coatings, paints and catalysts applications, announced today that the company plans to release results for its second quarter ended June 30, 2014, after the Market closes on Thursday, July 24, 2014.  Olaf Karasch, President and CEO, will host a conference call at 5:00 p.m. Eastern, 4:00 p.m. Central, that day to discuss the company's results.

Investors and interested parties may participate in the call by dialing 877-407-8033 and referring to conference ID # 13587132. A live and archived webcast of the conference call will be available via the News section of the company's website, http://www.torminerals.com.

Headquartered in Corpus Christi, Texas, TOR Minerals International, Inc. is a global manufacturer and marketer of specialty mineral and pigment products for high performance applications with manufacturing and regional offices located in the United States, Netherlands and Malaysia.

Contact:
Three Part Advisors, LLC
Dave Mossberg
817-310-0051

Jeff Elliott
Three Part Advisors, LLC
972-423-7070